Exhibit 99.1

FOR IMMEDIATE RELEASE

TENET HEALTHCARE BOARD OF DIRECTORS TO REVIEW REVISED

UNSOLICITED PROPOSAL FROM COMMUNITY HEALTH SYSTEMS

Shareholders Advised to Take No Action at This Time

DALLAS – May 2, 2011 – Tenet Healthcare Corporation (NYSE: THC) today confirmed that it has received a revised proposal from Community Health Systems, Inc. (NYSE: CYH) to acquire all of the outstanding shares of Tenet for $7.25 per share in cash.

Consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, Tenet’s Board of Directors will review the revised proposal to determine the course of action that it believes is in the best interests of the Company and its shareholders. Tenet’s shareholders are advised to take no action at this time pending the review of the revised proposal by the Tenet Board of Directors.

The Company noted that on November 12, 2010, Tenet received a proposal from Community Health to acquire Tenet for $6.00 per share in cash and stock. On April 18, 2011, Tenet received a proposal from Community Health to acquire Tenet for $6.00 per share in cash. In each instance, the Tenet Board of Directors, after consultation with its financial and legal advisors, unanimously determined that the Community Health proposals grossly undervalued Tenet and failed to reflect Tenet’s prospects for continued growth and shareholder value creation and were not in the best interests of Tenet or its shareholders.

Barclays Capital is acting as financial advisor to Tenet and Gibson, Dunn & Crutcher LLP and Debevoise & Plimpton LLP are acting as Tenet’s legal counsel.

About Tenet Healthcare Corporation

Tenet Healthcare Corporation is a health care services company whose subsidiaries and affiliates own and operate acute care hospitals, ambulatory surgery centers and diagnostic imaging centers. Tenet’s hospitals and related healthcare facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

ADDITIONAL INFORMATION

Tenet Healthcare Corporation (“Tenet”) will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with its 2011 annual meeting of stockholders. Any definitive proxy statement will be mailed to stockholders of Tenet. INVESTORS AND SECURITYHOLDERS OF TENET ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Tenet through the website maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Tenet and certain of its respective directors and executive officers are deemed to be participants under the rules of the SEC. Information regarding these participants is contained in a filing under Rule 14a-12 filed by Tenet with the SEC on January 7, 2011. This filing and other documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Forward Looking Statements

Some of the statements in this release may constitute forward-looking statements. Such forward-looking statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2009, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

Tenet Healthcare Corporation

Media:	Investors:
Rick Black (469) 893-2647	Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

Joele Frank / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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